                                EXHIBIT (c)(7)

                           INDEMNIFICATION AGREEMENT

         THIS INDEMNIFICATION AGREEMENT (the "Agreement") made and entered effective as of the ____ day of February, 1997, by and between COMMUNICATIONS CENTRAL INC., a Georgia corporation ("Company") and _______________________, an individual resident of the State of Georgia ("Officer").

                             W I T N E S S E T H:

         WHEREAS, the Officer is currently serving as an executive officer of the Company; and

         WHEREAS, the Officer and the Company desire to enter into this Agreement;

         NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual promises herein contained and other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. INDEMNIFICATION. To the fullest extent permitted by Georgia law, Company shall indemnify Officer from any and all liabilities, obligations, damages, costs, actions, suits, proceedings, assessments, judgments, fines, penalties, costs and expenses, including reasonable attorneys' fees and court costs, and amounts paid in settlement (hereinafter collectively referred to as "Liability"), incurred in connection with any proceeding (whether threatened, pending or completed action, suit or proceeding, and whether civil, criminal, administrative, arbitrative, or investigative, and whether formal or informal) to which the Officer was made a party as a result of his serving as an Officer of the Company, whether such service was prior to or subsequent to the date hereof, and whether any such Liability arose or was incurred prior to or subsequent to the date hereof if:

         (a) Officer conducted himself in good faith; and
         (b) Officer reasonably believed:
                  (i)   That his conduct was in the best interests of
                           the Company; or
                  (ii)  That his conduct was at least not opposed to
                           the best interests of the Company; or
                  (iii) In the case of any criminal proceeding, that
                           Officer had no reasonable cause to believe that his conduct was unlawful.

The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that Officer did not meet the standard of conduct described in this section. Notwithstanding the foregoing, Company shall not indemnify Officer under this section for:

         (a) Any appropriation, in violation of his duties, of any business opportunity of the Company;
         (b) Acts or omissions which involve intentional misconduct or a knowing violation of law; or
         (c) Any transaction from which Officer received an improper personal benefit.

2. ADVANCES AND REIMBURSEMENT OF EXPENSES. Subject to the provisions of Paragraph 3 hereof, Company shall advance or reimburse expenses incurred by Officer in advance of final disposition of any proceeding involving Officer as a result of his service as an Officer of Company, upon receipt from Officer of a written affirmation of Officer's good faith belief that his conduct does not constitute behavior of a kind that would disqualify Officer from the right of indemnification hereunder.

3. RIGHT OF COMPANY TO DEFEND. Officer shall give Company prompt written notice of any claim, suit or demand which Officer believes gives rise to indemnification by Company pursuant to this Agreement (hereinafter referred to as the "Officer Notice"), and Company shall have the right to attempt to settle, defend and/or direct the defense of any such claim, suit or demand, at its sole expense and with counsel of its own choosing, which counsel shall be reasonably satisfactory to Officer. In the event that Company shall fail to, or determine not to, attempt to defend, settle and/or direct the defense of any such claim, suit or demand within seven (7) days of the Officer Notice, or if Company shall commence to defend or attempt to settle such claim and shall not thereafter pursue such settlement or defense diligently, then Officer may take up the defense of such claim and be entitled to advancement of expenses as herein provided. In the event that Company defends Officer in connection with the Liability, then Officer may retain counsel of his own choosing to participate in the defense thereof, but at Officer's sole cost and expense. Under no circumstances shall Officer be entitled to settle any such Liability which Company is defending, without the prior written consent of Company.

4. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, administrators, executors, successors and permitted assigns. Officer shall have no right to assign or delegate any of his rights, duties or obligations under this Agreement without the prior written consent of Company and any attempt to do so shall be null and void and of no force or effect whatsoever upon Company.

5. NOTICES. Any notices or other communications required or permitted hereunder shall be deemed given when personally delivered or upon receipt, after having been sent by certified mail, return receipt requested, postage prepaid, and if, to Company addressed to it as follows:

                  Communications Central Inc.
                  1150 Northmeadow Parkway, Suite 118
                  Roswell, Georgia  30076
                  Attention:  President

if to the Officer addressed to him as follows:







The names and addresses, for the purposes of this Paragraph, may be changed by giving written notice of such change in the manner herein provided for giving notice. Unless and until such written notice of such change is actually received, the last name and address stated by written notice or provided herein, if no such written notice of change has been received, shall be deemed to continue in effect for all purposes hereunder.

6. SEVERABILITY. If any provision of this Agreement is declared void or unenforceable, such provision shall be deemed severed from the remaining portion of this Agreement, which shall otherwise remain in full force and effect.

7. ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all prior oral or written agreements between said parties with respect to said subject matter. No amendment or modification of this Agreement shall be valid or binding upon the parties hereto unless same is made in writing and signed by each of the parties hereto.

8. NO WAIVER. Failure of any party to this Agreement to require performance by another of any provision expressed herein shall in no way affect that party's right to thereafter enforce such provision; nor shall the waiver by any party of any breach of any provision expressed herein be taken or held to be a waiver of any succeeding or other breach of such provision or as a waiver of the provision itself or of any other provision.

9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same contract, which shall sufficiently be evidenced by any such original counterpart.

10. HEADINGS. The headings utilized herein are for the convenience and benefit of the parties hereto and shall not be used in any way to identify, define or limit the intent of the provisions of this Agreement as a whole.

11. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Georgia in all respects.

IN WITNESS WHEREOF, the undersigned have hereunto executed this Agreement under seal or caused this Agreement to be executed by their duly authorized corporate officers, and the Company has caused its corporate seal to be affixed hereto, all as of the day and year first above written.

                                 THE COMPANY:

                                 COMMUNICATIONS CENTRAL INC.


                                 By: ____________________________


                                     ----------------------------
                                     Printed Name & Title

                                     OFFICER:



                                     --------------------------------


                                     --------------------------------
                                     Printed Name

                           INDEMNIFICATION AGREEMENT

         THIS INDEMNIFICATION AGREEMENT (the "Agreement") made and entered effective as of the ____ day of February, 1997, by and between COMMUNICATIONS CENTRAL INC., a Georgia corporation ("Company") and ______________________, an individual resident of the State of Georgia ("Director").

                             W I T N E S S E T H:

         WHEREAS, the Director is currently serving as a Director of the Company; and

         WHEREAS, the Director and the Company desire to enter into this Agreement;

         NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual promises herein contained and other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. INDEMNIFICATION. To the fullest extent permitted by Georgia law, Company shall indemnify Director from any and all liabilities, obligations, damages, costs, actions, suits, proceedings, assessments, judgments, fines, penalties, costs and expenses, including reasonable attorneys' fees and court costs, and amounts paid in settlement (hereinafter collectively referred to as "Liability"), incurred in connection with any proceeding (whether threatened, pending or completed action, suit or proceeding, and whether civil, criminal, administrative, arbitrative, or investigative, and whether formal or informal) to which the Director was made a party as a result of his serving as a Director of the Company, whether such service was prior to or subsequent to the date hereof, and whether any such Liability arose or was incurred prior to or subsequent to the date hereof if:

         (a) Director conducted himself in good faith; and
         (b) Director reasonably believed:
                  (i)   That his conduct was in the best interests of
                           the Company; or
                  (ii)  That his conduct was at least not opposed to
                           the best interests of the Company; or
                  (iii) In the case of any criminal proceeding, that
                           Director had no reasonable cause to believe that his conduct was unlawful.

The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that Director did not meet the standard of conduct described in this section. Notwithstanding the foregoing, Company shall not indemnify Director under this section for:

         (a) Any appropriation, in violation of his duties, of any business opportunity of the Company;
         (b) Acts or omissions which involve intentional misconduct or a knowing violation of law; or
         (c) Any transaction from which Director received an improper personal benefit.



2. ADVANCES AND REIMBURSEMENT OF EXPENSES. Subject to the provisions of Paragraph 3 hereof, Company shall advance or reimburse expenses incurred by Director in advance of final disposition of any proceeding involving Director as a result of his service as a Director of Company, upon receipt from Director of a written affirmation of Director's good faith belief that his conduct does not constitute behavior of a kind that would disqualify Director from the right of indemnification hereunder.

3. RIGHT OF COMPANY TO DEFEND. Director shall give Company prompt written notice of any claim, suit or demand which Director believes gives rise to indemnification by Company pursuant to this Agreement (hereinafter referred to as the "Director Notice"), and Company shall have the right to attempt to settle, defend and/or direct the defense of any such claim, suit or demand, at its sole expense and with counsel of its own choosing, which counsel shall be reasonably satisfactory to Director. In the event that Company shall fail to, or determine not to, attempt to defend, settle and/or direct the defense of any such claim, suit or demand within seven (7) days of the Director Notice, or if Company shall commence to defend or attempt to settle such claim and shall not thereafter pursue such settlement or defense diligently, then Director may take up the defense of such claim and be entitled to advancement of expenses as herein provided. In the event that Company defends Director in connection with the Liability, then Director may retain counsel of his own choosing to participate in the defense thereof, but at Director's sole cost and expense. Under no circumstances shall Director be entitled to settle any such Liability which Company is defending, without the prior written consent of Company.

4. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, administrators, executors, successors and permitted assigns. Director shall have no right to assign or delegate any of his rights, duties or obligations under this Agreement without the prior written consent of Company and any attempt to do so shall be null and void and of no force or effect whatsoever upon Company.

5. NOTICES. Any notices or other communications required or permitted hereunder shall be deemed given when personally delivered or upon receipt, after having been sent by certified mail, return receipt requested, postage prepaid, and if, to Company addressed to it as follows:

                  Communications Central Inc.
                  1150 Northmeadow Parkway, Suite 118
                  Roswell, Georgia  30076
                  Attention:  President

if to the Director addressed to him as follows:







The names and addresses, for the purposes of this Paragraph, may be changed by giving written notice of such change in the manner herein provided for giving notice. Unless and until such written notice of such change is actually received, the last name and address stated by written notice or provided herein, if no such written notice of change has been received, shall be deemed to continue in effect for all purposes hereunder.

6. SEVERABILITY. If any provision of this Agreement is declared void or unenforceable, such provision shall be deemed severed from the remaining portion of this Agreement, which shall otherwise remain in full force and effect.

7. ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all prior oral or written agreements between said parties with respect to said subject matter. No amendment or modification of this Agreement shall be valid or binding upon the parties hereto unless same is made in writing and signed by each of the parties hereto.

8. NO WAIVER. Failure of any party to this Agreement to require performance by another of any provision expressed herein shall in no way affect that party's right to thereafter enforce such provision; nor shall the waiver by any party of any breach of any provision expressed herein be taken or held to be a waiver of any succeeding or other breach of such provision or as a waiver of the provision itself or of any other provision.

9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same contract, which shall sufficiently be evidenced by any such original counterpart.

10. HEADINGS. The headings utilized herein are for the convenience and benefit of the parties hereto and shall not be used in any way to identify, define or limit the intent of the provisions of this Agreement as a whole.

11. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Georgia in all respects.

IN WITNESS WHEREOF, the undersigned have hereunto executed this Agreement under seal or caused this Agreement to be executed by their duly authorized corporate officers, and the Company has caused its corporate seal to be affixed hereto, all as of the day and year first above written.

                                 THE COMPANY:

                                            COMMUNICATIONS CENTRAL INC.


                                            By: ____________________________


                                                ----------------------------
                                                Printed Name & Title



                                            DIRECTOR:



                                            --------------------------------


                                            --------------------------------
                                            Printed Name